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                                                                       EXHIBIT A

                                    AGREEMENT

                          JOINT FILING OF SCHEDULE 13G

     The undersigned hereby agree to jointly prepare and file with regulatory authorities a Schedule 13G and any future amendments thereto reporting each of the undersigned's ownership of securities, and hereby affirm that such Schedule 13G is being filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated: February 14, 2007
       New York, New York

S Squared Technology, LLC


By: /s/ Seymour L. Goldblatt
    ------------------------------------
    Seymour L. Goldblatt
    President


S Squared Capital II Management, LLC


By: /s/ Seymour L. Goldblatt
    ------------------------------------
    Seymour L. Goldblatt
    President


S Squared Technology Partners, L.P.


By: /s/ Seymour L. Goldblatt
    ------------------------------------
    Seymour L. Goldblatt
    President


/s/ Seymour L. Goldblatt
----------------------------------------
Seymour L. Goldblatt


/s/ Kenneth A. Goldblatt
----------------------------------------
Kenneth A. Goldblatt


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